                             NOBLE AFFILIATES, INC.
                                    as Issuer



                                       TO



                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                   as Trustee



                            First Indenture Supplement

                            Dated as of April 2, 1997

                                       to

                                    INDENTURE

                            Dated as of April 1, 1997


                                  $250,000,000


                            8% Senior Notes Due 2027

                           FIRST INDENTURE SUPPLEMENT

     FIRST INDENTURE SUPPLEMENT (the "First Indenture Supplement"), dated as of April 2, 1997, between NOBLE AFFILIATES, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture, dated as of April 1, 1997, between the Company and the Trustee (the "Indenture").

                                    RECITALS

     The Company has issued its 8% Senior Notes Due 2027 in the form attached hereto in the aggregate principal amount of $250,000,000 (the "Senior Notes") that may be authenticated and delivered pursuant to the Indenture and this First Indenture Supplement.

     The Company may issue in the future additional senior debt securities pursuant to the Indenture (the "Senior Debt Securities").

     Section 301 of the Indenture provides, among other things, that the Company, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Senior Debt Securities and to specify certain terms of such series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of the Senior Notes, and the Company and the Trustee, pursuant to Section 301 of the Indenture, are executing and delivering this First Indenture Supplement in order to provide for the Senior Notes.

     The Company has duly authorized the execution and delivery of this First Indenture Supplement, the conditions set forth in the Indenture for the execution and delivery of this First Indenture Supplement have been complied with and all things necessary to make this First Indenture Supplement a valid amendment of, and supplement to, the Indenture have been done by the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemental and amended, solely to the extent and for the purposes expressed herein, for the equal and proportionate benefit of all holders of the Senior Notes (the "Holders"), as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this First Indenture Supplement, have the meanings therein defined.

     SECTION 1.2. Unless the context otherwise requires, the terms defined in this First

Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this First Indenture Supplement, have the meanings herein defined.

                                   ARTICLE II

                       APPLICABILITY OF CERTAIN PROVISIONS

     SECTION 2.1. Notwithstanding Article Eleven of the Indenture, prior to maturity the Senior Notes will not be redeemable at the option of the Company or otherwise.

     SECTION 2.2. Notwithstanding Article Twelve of the Indenture, no Sinking Fund will be established with respect to the Senior Notes and the Senior Notes will not be subject to any Sinking Fund payments.

     SECTION 2.3. Articles Ten and Thirteen of the Indenture shall be applicable in their entirety to the Senior Notes.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Nothing in this First Indenture Supplement, express or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto, their successors and assigns, and the Holders, any right, remedy or claim under or by reason of this First Indenture Supplement or any provision hereof; and the provisions of this First Indenture Supplement are for the exclusive benefit of the parties hereto, their successors and assigns, and the Holders.

     SECTION 3.2. This First Indenture Supplement shall for all purposes be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York.

     In case any provision in this First Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     If any provision of this First Indenture Supplement limits, qualifies or conflicts with any other provision required to be included in this First Indenture Supplement or the Indenture by the Trust Indenture Act, such other provision which is so required to be included shall control.

     SECTION 3.3. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Indenture Supplement.

     SECTION 3.4. The descriptive headings of the several Articles of this First Indenture

Supplement are inserted for convenience only and shall not affect the construction hereof.

     SECTION 3.5. This First Indenture Supplement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 3.6. The Company represents and warrants that it is duly authorized under all applicable laws to execute and deliver this First Indenture Supplement and that all corporate action on its part required for the execution and delivery of this First Indenture Supplement has been duly and effectively taken.

                  [Remainder of page purposefully left blank.]

     IN WITNESS WHEREOF, the Company and the Trustee have caused this First Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                     NOBLE AFFILIATES, INC.

[SEAL]
                                     By:
                                          -------------------------------------
                                          Robert Kelley,
                                          President and Chief Executive Officer

ATTEST:

--------------------------
William D. Dickson,
Assistant Secretary


                                      U.S. TRUST COMPANY OF TEXAS, N.A.


[SEAL]
                                     By:
                                          -------------------------------------
                                          Bill Barber,
                                          Vice President
ATTEST:


--------------------------
Name: --------------------
Title:--------------------

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

          BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared _________________________ and ____________________________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE AFFILIATES, INC., a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of April, 1997.


                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

My commission expires:

--------------------------         -------------------------------------------
                                           Printed Name of Notary Public


STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

          BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared ________________________ and ____________________________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, and that they executed the same as the act of said banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of April, 1997.


                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

My commission expires:

--------------------------         -------------------------------------------
                                            Printed Name of Notary Public

                             FORM OF DEBT SECURITIES
                                     (NOTE)

          This Senior Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Security subject to the foregoing, except in such limited circumstances.

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                             NOBLE AFFILIATES, INC.

REGISTERED                                                    PRINCIPAL AMOUNT
    No: 1                                                       $250,000,000

CUSIP: __________
                             8% SENIOR NOTE DUE 2027

     NOBLE AFFILIATES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS on April 1, 2027 ("Stated Maturity"), and to pay interest thereon from April 7, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1, in each year (each, an "Interest Payment Date"), commencing October 1, 1997, at the rate of 8% per annum, until the principal hereof is paid or made available for payment. Interest on the Senior Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, that, notwithstanding anything else contained herein, if this Senior Note is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Senior Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

     Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

     This is one of the Securities referred to in the within-mentioned
Indenture.

                                       U.S. TRUST COMPANY OF TEXAS, N.A.,
                                        as Trustee



                                       By:
                                          -----------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                -----------------------------

                             NOBLE AFFILIATES, INC.
                             8% Senior Note Due 2027

     This Senior Note is one of a duly authorized issue of Securities of the Company designated as its 8% Senior Notes Due 2027 (herein called the "Senior Notes"), limited in aggregate principal amount to $250,000,000, issued under an Indenture, dated as of April 1, 1997 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

     The Senior Notes are not subject to redemption prior to maturity and no sinking fund is provided for the Senior Notes.

     If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (A) the entire indebtedness of the Senior Notes or (B) certain restrictive covenants and Events of Default with respect to the Senior Notes, in each case upon compliance with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     The Indenture provides that no Holder of any Senior Note may enforce any remedy under the Indenture except in the case of failure of the Trustee to act after notice of default and after request by the Holders of not less than 25 percent in principal amount of the Outstanding Senior Notes and the offer and, if requested, provision to the Trustee of reasonable indemnity satisfactory to the Trustee; PROVIDED, HOWEVER, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Senior Note after the same shall have become due.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Senior Note and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  April 7, 1997
                                     NOBLE AFFILIATES, INC.



                                     By:
                                         -------------------------------------
                                         Robert Kelley,
                                         President and Chief Executive Officer

Attest:


------------------------------
William D. Dickson,
Assistant Secretary

                                   ASSIGNMENT

FOR VALUE RECEIVED ___________________________________________ hereby sell(s), assign(s) and transfer(s) unto _______________________________. _____________
[Please insert social security or other identifying number of assignee], the within Senior Note, hereby irrevocably constituting and appointing ________ _______________ attorney to transfer the said Senior Note on the books of the Company, with full power of substitution in the premises.

Date:
     ---------------------    ------------------------------------------------
                              Signature(s)

                                   Note: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Senior Note in every particular, without alteration, or enlargement or any change whatever.

--------------------------
Signature Guarantee

Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.